    As filed with the Securities and Exchange Commission on March 5, 1997

                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       PEGASUS COMMUNICATIONS CORPORATION
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

          Delaware                                           51-0374669
-------------------------------                      ------------------------
(state or other jurisdiction of                      (IRS Employer Indentifi-
 incorporation or organization)                            cation Number)


                  c/o Pegasus Communications Management Company
                      Suite 454, 5 Radnor Corporate Center
                               100 Matsonford Road
                           Radnor, Pennsylvania 19087
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                       PEGASUS COMMUNICATIONS SAVINGS PLAN
                 PEGASUS COMMUNICATIONS PUERTO RICO SAVINGS PLAN
                 -----------------------------------------------
                            (Full title of the plans)


            Marshall W. Pagon, President and Chief Executive Officer
                  c/o Pegasus Communications Management Company
                      Suite 454, 5 Radnor Corporate Center
                               100 Matsonford Road
                           Radnor, Pennsylvania 19087
            ---------------------------------------------------------
                     (Name and address of agent for service)

                                 (610) 341-1801
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                                    Copy to:
                             Michael B. Jordan, Esq.
                             Drinker Biddle & Reath
                    1100 Philadelphia National Bank Building
                              1345 Chestnut Street
                        Philadelphia, Pennsylvania 19107

                         CALCULATION OF REGISTRATION FEE


                                        Proposed                   Proposed
Titles of           Amount              Maximum                    Maximum
Securities          To Be               Offering                   Aggregate                 Amount of
To Be               Regis-              Price                      Offering                  Registration
Registered          tered               Per Share **               Price **                  Fee**
----------          -------             ------------               -------------             ------------

Class A             205,000             $11.81                     $2,421,050                $734
Common              shares*
Stock,
par value
$.01 per
share


* Represents 205,000 shares registered under the Pegasus Communications Savings Plan and the Pegasus Communications Puerto Rico Savings Plan. Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares as may become issuable under the Plans in connection with share splits, share dividends or similar transactions. In addition, pursuant to Rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Pegasus Communications Savings Plan and the Pegasus Communications Puerto Rico Savings Plan.

** Calculated pursuant to Rule 457(h). The price is computed based upon $11.81, the average of the highest and lowest selling prices of the Company's Class A Common Stock on February 26, 1997, as reported by the Nasdaq National Market.

          PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


        (Not required to be filed as part of this Registration Statement)


          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  Pegasus Communications Corporation (the "Company"), the Pegasus Communications Savings Plan (the "Savings Plan") and the Pegasus Communications Puerto Rico Savings Plan (the "Puerto Rico Savings Plan") hereby incorporate into this Registration Statement by reference the following documents:

                  1. The Prospectus from the Company's Registration Statement on Form S-1 (File No. 333-18739) filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission on January 23, 1997.

                  2. The Company's Reports on Form 8-K filed with the Securities and Exchange Commission on October 22, 1996, November 25, 1996 and February 18, 1997.

                  3. The description of the Company's Common Stock which is incorporated by reference into the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 18, 1996, including any amendment or report filed for the purpose of updating such description.

                  All reports subsequently filed by the Company, the Savings Plan and the Puerto Rico Savings Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.           Description of Securities.

                  Not applicable


Item 5.           Interests of Named Experts and Counsel.

                  Michael B. Jordan, an Assistant Secretary of the Company, is a partner in Drinker Biddle & Reath. Drinker Biddle & Reath is counsel to the Company and assisted the Company in the preparation of this Registration Statement.


Item 6.           Indemnification of Directors and Officers.

                  The Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall have no personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

                  Article 6 of the Company's By-Laws provides that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving while a director or officer of the Company at the request of the Company as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Article 6 also provides that any person who is claiming indemnification under the Company's By-Laws is entitled to advances from the Company for the payment of expenses incurred by such person in the manner and to the full extent permitted under Delaware law.


Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

Exhibit 4(a) The Company's Certificate of Incorporation, as amended (which is incorporated by reference to Exhibit
                          3.1 to the Company's Registration Statement on Form S-1 (File No. 333-05057)).

Exhibit 4(b) Certificate of Designation, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (which is incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (File No. 333-18739)).

Exhibit 4(c) The Company's Savings Plan, as amended by Amendment No. 1 and Amendment No. 2.

Exhibit 4(d)              The Company's Puerto Rico Savings Plan.

Exhibit 5(a)              Opinion of Drinker Biddle & Reath

Exhibit 23(a)             Consent of Coopers & Lybrand L.L.P.

Exhibit 23(b)             Consent of Herbein + Company, Inc.

Exhibit 23(c)             Consent of Ernst & Young LLP

Exhibit 23(d)             Consent of Deloitte & Touche LLP

Exhibit 23(e)             Consent of Drinker Biddle & Reath
                          (included in their opinion filed as
                          Exhibit 5(a)).

Item 9.           Undertakings.

                  The undersigned registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in value and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    provided, however, that paragraph (i) and
(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, at Radnor, Pennsylvania, on this 5th day of March, 1997.

                                  PEGASUS COMMUNICATIONS CORPORATION


                                  By:   /s/ Marshall W. Pagon
                                     ------------------------------------------
                                           Marshall W. Pagon,
                                           Chief Executive Officer and President


                  Each person whose signature appears below hereby constitutes and appoints Marshall W. Pagon, Robert N. Verdecchio and Ted S. Lodge as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                     Title                       Date
      ---------                     -----                       ----

/s/ Marshall W. Pagon           President, Chief           March 5, 1997
---------------------           Executive Officer
Marshall W. Pagon               and Chairman of
(Principal                      the Board
Executive Officer)

/s/ Robert N. Verdecchio        Senior Vice                March 5, 1997
------------------------        President, Chief
Robert N. Verdecchio            Financial Officer
(Principal                      and Assistant
Financial and                   Secretary
Accounting
Officer)


/s/ James J. McEntee, III       Director                   March 5, 1997
-------------------------
James J. McEntee, III


/s/ Mary C. Metzger             Director                   March 5, 1997
-------------------------
Mary C. Metzger


/s/ Donald W. Weber             Director                   March 5, 1997
-------------------------
Donald W. Weber

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Pegasus Communications Savings Plan ("Savings Plan") has duly caused this registration statement to be signed on behalf of the Savings Plan by the undersigned, thereunder duly authorized, on March 5, 1997.


                                          PEGASUS COMMUNICATIONS SAVINGS PLAN



                                          By: /s/ Robert N. Verdecchio
                                             -------------------------
                                              Robert N. Verdecchio

                                          Title:  Member, Pegasus
                                          Communications Savings Plan,
                                          Savings Plan Committee

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Administrator of the Pegasus Communications Puerto Rico Savings Plan ("Puerto Rico Savings Plan") has duly caused this registration statement to be signed on behalf of the Puerto Rico Savings Plan by the undersigned, thereunder duly authorized, on March 5, 1997.


                           PEGASUS COMMUNICATIONS PUERTO RICO SAVINGS PLAN



                           By: /s/ Robert N. Verdecchio
                              -------------------------
                               Robert N. Verdecchio

                           Title: Member, Pegasus Communications Puerto Rico Savings Plan, Savings Plan Committee

                                  EXHIBIT INDEX

Description                                                            Number
-----------                                                            ------

Pegasus Communications Corporation
     Savings Plan, as amended by
     Amendment No. 1 and Amend-
     ment No. 2                                                        4(c)

Pegasus Communications Corporation
         Puerto Rico Savings Plan                                      4(d)

Opinion of Drinker Biddle & Reath                                      5(a)

Consent of Coopers & Lybrand L.L.P.                                    23(a)

Consent of Herbein + Company, Inc.                                     23(b)

Consent of Ernst & Young LLP                                           23(c)

Consent of Deloitte & Touche LLP                                       23(d)